UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 8, 2009

HOMELAND SECURITY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7920 Beltline Road, Suite 770, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (972) 386-6667

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 8, 2009 the issuer  entered into a Letter of Understanding ("Letter") with Mogul International Group, Inc, (MI) a with respect to a proposed transaction in which issuer and MI will form a jointly owned entity known as Global Water Systems ("GWS") that will engage in water distribution in certain mutually agreed upon countries.  Under the terms of the agreement with Mogul International Group, Inc. (MI), GEC will share ownership through a jointly owned subsidiary, Global Water Systems, Inc. (GWS), for operations in Pakistan and Bangladesh. In addition to the sale of the units, a number of water distribution entities will be established that will pay GWS an ongoing royalty on a per gallon of water delivered basis. Once the new business model is implemented in these two countries, GEC and MI intend to replicate the format in other countries as opportunities arise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Letter of Understanding between Homeland Security Network, Inc. (DBA Global Ecology Corporation and Mogul International Group, Inc. dated June 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homeland Security Network, Inc.
(Registrant)

Date	June 15, 2009

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer